UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 2, 2005

Date of report (Date of earliest event reported)

FIELDSTONE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 Broken Land Parkway, Suite 600 Columbia, Maryland 21044
(Address of Principal Executive Offices)

(410) 772-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 2, 2005, the Compensation Committee of the Board of Directors of Fieldstone Investment Corporation (the “Company”) approved specimen award agreements for awards of performance shares and options with dividend equivalent rights, which are granted under the 2004 Fieldstone Investment Corporation Equity Incentive Plan (the “2004 Plan”).  A copy of the 2004 Plan was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-11 (Registration No. 333-114802) and is incorporated herein by reference.  The award of performance shares and options with dividend equivalent rights is limited to executive officers and select other Company officers and employees.  Performance shares are shares of restricted stock that can be earned over time based primarily on the Company’s achievement of certain agreed upon net income targets and that are subject to vesting requirements.  Options with dividend equivalent rights vest over a four-year period and are contingent on continued employment with the Company.  While the option is unvested, dividend equivalents are earned based on the number of option shares held and are deemed invested in phantom shares of the Company’s common stock at the closing price of the stock on the dividend payment date.  The phantom shares also will be credited with dividend equivalent rights at the same time and in the same amount as cash dividends are paid on the Company’s common stock.  The total value of dividend equivalents will be paid in cash at the time the option vests.  Additional details relating to the parameters of awards of performance shares and options with dividend equivalent rights was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-11 (Registration No. 333-114802) and is incorporated herein by reference.

A copy of the form of Non-Qualified Stock Option Agreement with Dividend Equivalents is filed with this Report as Exhibit 10.1 and is incorporated herein by reference.  A copy of the form of Performance Share Agreement is filed with this Report as Exhibit 10.2 and is incorporated herein by reference.

Item 5.05(c).  Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 3, 2005, the Company’s Board of Directors approved certain amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) to, among other things, further clarify the Company’s insider trading policy, remove the restriction limiting the Company’s ability to publish earnings forecasts and to expand the definitions’ section and the use of defined terms.  A copy of the amended Code of Conduct, included as Exhibit 14.1 to this Report and incorporated herein by reference, also will be posted to the Company’s website at www.FieldstoneInvestment.com.

Item 7.01.  Regulation FD Disclosure.

The Company is furnishing the text of presentation materials, included as Exhibit 99.1 to this Report, pursuant to the Securities and Exchange Commission’s Regulation FD.  The materials also will be posted to the Company’s website at www.FieldstoneInvestment.com.  The Company expects to use the presentation materials, possibly with variations, at meetings with various members of the financial and investment community, from time to time, after May 4, 2005. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this Report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the presentation materials is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Report, although it may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01  Financial Statements and Exhibits

(c)             Exhibits

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement with Dividend Equivalents

10.2	Form of Performance Share Agreement

14.1	Code of Business Conduct and Ethics, amended as of May 3, 2005

99.1	Text of Investor Presentation Materials as of May 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: May 4, 2005	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement with Dividend Equivalents
10.2	Form of Performance Share Agreement
14.1	Code of Business Conduct and Ethics, amended as of May 3, 2005
99.1	Text of Investor Presentation Materials as of May 4, 2005